Exhibit 10.6

TRADEMARK AND TRADENAME LICENSE AGREEMENT between LEONARDO S.p.a. and LEONARDO DRS, INC.

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This Trademark and Tradename License Agreement (the “Agreement”) is made as of January 1st, 2021 by and between
LEONARDO S.p.a., a company incorporated under the laws of Italy as a Società per Azioni (hereinafter referred to as “Leonardo” or as "LICENSOR"),
and
Leonardo DRS, Inc., a Delaware corporation (hereinafter referred to as "LICENSEE").
WHEREAS LICENSOR owns the trademark "Leonardo" and the figurative trademark "Propeller”, hereinafter collectively referred to as the “LICENSED MARKS”, filed and/or registered in the Countries listed in the Attachment 1 (the “TERRITORY”) and for products and services listed in the Attachment 2 (the “PRODUCTS”);
WHEREAS LICENSEE wishes to retain the right to use the LICENSED MARKS as part of its company name and tradename and in connection with the PRODUCTS and with any and all of its current or future business activities (collectively, the “DRS BUSINESS”);
WHEREAS LICENSOR is willing to grant the aforementioned rights to use the LICENSED MARKS upon the terms and conditions hereinafter set forth;
NOW THEREFORE, it is agreed as follows:

ARTICLE 1 - GRANT OF LICENSE
LICENSOR hereby grants LICENSEE with the right to use and display the LICENSED MARKS:
–as part of its company name and tradename, including in the following manner “LEONARDO DRS, INC.”, and “LEONARDO DRS”; and
–in connection with the conduct of the DRS BUSINESS, as now or hereafter conducted, including PRODUCTS and LICENSEE’s future products (“FUTURE PRODUCTS”), advertising, promotional material or signage, email addresses, business cards, invoices, domain names, correspondence, social media accounts and other branding material.
The rights granted under this Article are non-exclusive, non-assignable, irrevocable (except as set forth in Article 8) and limited to the TERRITORY.

ARTICLE 2 - SUBLICENSE
LICENSEE may sublicense the use of the LICENSED MARKS only to its subsidiaries, consultants and representatives, however subject to the following undertakings.

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LICENSEE shall ensure that any sub-licensee that receives the right to use the LICENSED MARKS from the LICENSEE will comply with the terms and conditions under this Agreement.
Notwithstanding the above provision, LICENSEE shall be liable to LICENSOR for any breach of the Agreement caused by any sub-licensee that has received the right to use the LICENSED MARKS from LICENSEE.
For the purpose of this Agreement, “subsidiaries” mean each entity that LICENSEE directly or indirectly controls through the power (including jointly with one or more other entities) to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities, by contract or otherwise.

ARTICLE 3 - ROYALTY
Within 15 days following the end of each calendar year during the Term (as defined in Article 8), LICENSEE agrees to pay LICENSOR an annual fee of Fifty Thousand U.S. Dollars ($50,000) as royalty (“Royalty”), subject to withholding of any taxes required by applicable law, such Royalty to be pro-rated for any partial calendar year during the Term. The parties agree that at the end of the first year of the Term they will discuss the amount of the Royalty and whether it should be adjusted.

ARTICLE 4 - QUALITY OF LICENSED PRODUCTS
LICENSEE shall establish and maintain standards of quality for the PRODUCTS upon which the LICENSED MARKS shall be used and such standards shall be acceptable to LICENSOR, such approval not to be unreasonably withheld. The parties agree that use and display in a manner that is of at least substantially the same standard of quality, appearance, service and other standards that were observed by LICENSEE during the twelve-month period prior to the effective date of this Agreement will be acceptable to LICENSOR.
Upon request of LICENSOR and to the extent possible, LICENSEE shall make available from time to time to LICENSOR, at LICENSOR’s expense, certain samples that LICENSOR may reasonably request to determine if LICENSEE is fulfilling the above obligation.

ARTICLE 5 - INFRINGEMENT
LICENSEE agrees to promptly notify LICENSOR of any material infringement of the LICENSED MARKS by a third party of which it is aware. LICENSOR will have the sole and exclusive right and option to engage in infringement or unfair competition proceedings involving the LICENSED MARKS.
LICENSOR will bear the expense of any prosecution or defense of such action, including attorneys’ fees.

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LICENSEE may notify LICENSOR and request that LICENSOR take action against such third party. LICENSOR shall consider such request in good faith, taking into account the impact of such infringement or unauthorized use on the business of LICENSEE and its subsidiaries.
Should legal proceedings be initiated before any court, the parties hereby commit to coordinate, carry out and jointly agree upon any relevant defence strategy, including settlement negotiation, in each case, at LICENSOR’s expense.

ARTICLE 6 - MAINTENANCE
The LICENSOR shall pay all renewal fees and take all steps necessary to maintain or renew the LICENSED MARKS.

ARTICLE 7 - INDEMNIFICATION
LICENSEE hereby agrees to indemnify and hold LICENSOR free and harmless from any and all actions, claims, suits, losses, damages, costs, attorney's fees and other expenses, arising out of, or in connection with, the manufacture, assembly, advertising, promotion, offering for sale, sale or distribution of the PRODUCTS and FUTURE PRODUCTS (if any) by LICENSEE, except to the extent that the foregoing is based on the use of the LICENSED MARKS.
LICENSOR hereby agrees to indemnify and hold LICENSEE free and harmless from any and all actions, claims, suits, losses, damages, costs, attorney’s fees and other expenses, arising out of, or in connection with any third-party claim alleging that any Indemnifiable Use infringes, misappropriates, dilutes or otherwise violates the intellectual property rights of any third party.
For the purpose of this Agreement, “Indemnifiable Use” means LICENSEE’s or any of its permitted sub-licensees’ use and display of any LICENSED MARK in accordance with the terms and conditions set forth in this Agreement (i) as part of LICENSEE’s corporate name and tradename, (ii) in connection with PRODUCTS as registered in the TERRITORY, or (iii) to the extent there is a LICENSED MARK registered in the class of any FUTURE PRODUCTS, in connection with such FUTURE PRODUCTS in the TERRITORY.

ARTICLE 8 - TERM AND TERMINATION
This Agreement, and the rights granted hereunder, shall continue perpetually unless otherwise terminated pursuant to the events mentioned below (the “Term”).
This Agreement and the rights granted hereunder shall terminate without notice upon the occurrence of any of the following events:

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a)    LICENSOR ceases consolidate the LICENSEE’s financial results under IFRS in its consolidated financial statements; or
b)    Insolvency or bankruptcy of LICENSEE, or appointment of a receiver, trustee, liquidator or sequestrator of the LICENSEE for any reason; or
c)    Failure by LICENSEE to comply with or observe any provision of this Agreement continuing for at least thirty (30) days (unless within said 30 days such party has taken reasonable steps to cure such failure) after the other party has given such party written notice thereof; or
d)    Assignment, transfer or attempted assignment or transfer of this Agreement or of any of LICENSEE's rights or obligations hereunder, either by act of the LICENSEE or by operation of law, except as permitted pursuant to Article 12.
Following any termination of this Agreement, LICENSEE and its sub-licensees may continue to use and display the LICENSED MARKS in accordance with this Agreement for a period of 6 (six) months, to the extent reasonably necessary (a) to allow for an orderly transition from the LICENSED MARKS, (b) to conduct business in substantially the same manner as such business was conducted during the Term, or (c) for the filing and receipt of necessary approvals with any domestic, foreign or supranational court, tribunal, arbitral or administrative agency or commission or other governmental authority or instrumentality, or any industry self-regulatory authority (“Governmental Authorities”), provided, however, that for any particular LICENSED MARK as to which any such approvals have not been obtained during such 6-month period, then LICENSEE may request LICENSOR to extend such period for up to 6 (six) additional months and if LICENSEE has provided evidence to LICENSOR that it has undertaken the reasonable best efforts described in the next sentence, then LICENSOR shall consider such request in good faith and will not unreasonably withhold its consent to such request (the “Transition Period”), it being understood that the foregoing shall not apply if the termination occurs under the events sub c) and d) above.
During the Transition Period, LICENSEE and its subsidiaries shall make reasonable efforts to, as promptly as possible, (i) file such necessary approvals with Governmental Authorities and (ii) transition to trademarks other than the LICENSED MARKS or any words or elements that are confusingly similar to any LICENSED MARK. Following the termination of this Agreement and the expiration of the Transition Period, LICENSEE may continue to use the LICENSED MARKS (A) to reference the historical relationship between the LICENSEE and its subsidiaries , on the one hand, and LICENSOR, on the other hand, provided that such reference is factually accurate, (B) in connection with retention of any books, records or other materials for internal, archival purposes only, and (C) to the extent required by applicable law or regulation. Notwithstanding anything to the contrary, nothing in this Agreement shall prohibit any use of the LICENSED MARKS by LICENSEE or its subsidiaries that constitutes a nominative or descriptive fair use under applicable trademark or similar laws.
The above provisions apply to LICENSEE’s subsidiaries mutatis mutandis.
Articles 7 (solely with respect to claims arising from actions or events that occurred during the Term), 8 and 11 through 19 shall survive any termination of this Agreement.

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ARTICLE 9 - MISCELLANEOUS
LICENSEE agrees that any use of the LICENSED MARKS worldwide or in connection with the sale of PRODUCTS shall inure to the benefit of the owner of the relevant trademark and service mark.
Except as set forth in this Agreement, and except for U.S. trademark registration number 5706824 and the Internet domain name leonardodrs.com (the “DRS MARKS”), LICENSEE agrees that it has no right, title, or interest to the LICENSED MARKS or to any registration thereof which may be granted, either in any word or mark similar thereto, whether registered or not.
LICENSEE shall not register or attempt to register as trademarks the LICENSED MARKS or words, marks or signs confusingly similar to any of the LICENSED MARKS, either alone or in combination with any other trademark, word or sign, elsewhere in any country, without the prior written approval of LICENSOR, provided that LICENSEE shall be permitted to retain and renew the DRS MARKS. Should LICENSEE request LICENSOR to file and/or register a LICENSED MARK for a class not listed in Attachment 2 or in a country other than the TERRITORY, LICENSOR shall carry on the relevant filing and registration, provided that LICENSEE shall bear all registration or filing costs for those classes that are of its own interest and benefit, it being understood that once the filing or registration is completed, such applications and/or registrations shall be licensed to LICENSEE pursuant to Article 1.
In the event that any relevant Trademark Office rejects the registration of the LICENSED MARK in the class or in a country requested by the LICENSEE for any reason, the Parties shall decide in good faith how to address said rejection, it being understood that LICENSOR shall not be liable for such rejection.
Notwithstanding the foregoing, LICENSEE may register Internet domain names and create social media handles containing the LICENSED MARKS without LICENSOR’s prior written approval but subject to giving prior written notice to the LICENSOR.
LICENSEE agrees that, other than the DRS MARKS, any trademark application or registration or Internet domain name containing the LICENSED MARKS registered or applied for by LICENSEE or its subsidiaries will inure to the benefit of LICENSOR, and agrees to assign and does hereby assign all legal and equitable rights, title and interest in and to any such Internet domain name and/or trademark applications and/or registrations to the LICENSOR. LICENSOR agrees that any such trademark applications and/or registrations and/or Internet domain names shall be deemed LICENSED MARKS and licensed to LICENSEE pursuant to Article 1. LICENSEE further agrees that upon expiration of the Transition Period, it will cease use of the DRS MARKS and will undertake to abandon the DRS MARKS.

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ARTICLE 10 - REGISTRATIONS AS REGISTERED USER
In any country where the law requires identifying LICENSEE as Registered User (or similar term) under any registration or application of the LICENSED MARKS, LICENSEE and LICENSOR shall cooperate to fully comply with the local requirements and administrative procedures.
Likewise, LICENSEE and LICENSOR shall cooperate to withdraw from such registration in connection with any termination of this Agreement for any reason.

ARTICLE 11 - NOTICE
Any notice or communication required or contemplated hereunder shall be in writing and shall be effective (a) on the date when personally delivered during normal business hours to the addressee mentioned below at the address mentioned below or (b) on the business day next following the day that such notice or communication shall have been sent by telefax to such address. Until otherwise specified by notice, the addresses for such notice or communication shall be:
For LICENSEE:
Leonardo DRS, Inc.
EVP, General Counsel & Secretary
2345 Crystal Drive, Suite 1000
Arlington, VA 22202

For LICENSOR:
Leonardo SPA
Group General Counsel
Piazza Monte 4
00195 Rome ITALY

ARTICLE 12 - ASSIGNMENT
This Agreement may be assigned by LICENSOR without the consent of LICENSEE, provided that such assignment does not modify, derogate or change the rights granted to LICENSEE hereunder.
Except as otherwise provided in this Agreement, neither this Agreement nor any of the rights, interests or obligations of any party under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by the LICENSEE without the prior written consent of LICENSOR; provided, however, that LICENSEE may assign this agreement, as a whole, to any of its subsidiaries, provided that such subsidiary agrees to be bound by all of the terms, conditions and provisions contained herein, provided further that the above assignment shall not relieve LICENSEE of any of its obligations hereunder arising prior to such assignment unless agreed to by LICENSOR.

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Any attempted assignment in violation of this Article 12 shall be void ab initio. This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties and their permitted successors and assigns.

ARTICLE 13 -APPLICABLE LAW; JURISDICTION
This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without regard to the conflicts of law principles thereof to the extent that such principles would apply the law of another jurisdiction.

ARTICLE 14 - SEVERABILITY
The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority of competent jurisdiction to be invalid, void or unenforceable, or the application of such provision, covenant or restriction to any person or any circumstance, is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision, covenant or restriction to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction and the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

ARTICLE 15 - AMENDMENT; WAIVER
Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties, or in the case of a waiver, by the party granting the waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

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ARTICLE 16 - ENTIRE AGREEMENT
This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

ARTICLE 17 - COUNTERPARTS
This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

ARTICLE 18 - BANKRUPTCY ASSURANCE
All rights and licenses granted to either party under or pursuant to this Agreement are, for all purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined in the U.S. Bankruptcy Code, and, in the event that a case under the U.S. Bankruptcy Code is commenced by or against a party granting any right or license hereunder, each applicable licensed party will have all of the rights set forth in Section 365(n) of the U.S. Bankruptcy Code to the maximum extent permitted thereby.

ARTICLE 19 - INTERPRETATION
Unless the express context otherwise requires: (a) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (c) references herein to a specific Section, subsection or Exhibit shall refer, respectively, to Sections, subsections or Exhibits of this Agreement; (d) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; and (e) references herein to any gender includes each other gender.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives in two (2) original counterparts.

LEONARDO S.p.a.	LEONARDO DRS INC.
Date____________	Date____________

Name: A. Parrella/S. Amoroso	Name
Title:	Title: